Exhibit 10.1
ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”) is made and entered into this ___ day of December, 2022, by and among TTNA, Inc., a Texas corporation (the “Company”), and ST Dining Services, Inc., a Texas corporation (the “Purchaser”). The Company and the Purchaser are sometimes hereinafter collectively referred to as the “Parties.”
WHEREAS, BD Hospitality Acquisition, Inc., as Texas corporation (“BD Hospitality”), owns all of the issued and outstanding capital stock of Purchaser; and
WHEREAS, the Company owns and operates an adult entertainment cabaret known as Baby Dolls (the “Business”) located at 10250 Shady Trail, Dallas, Texas 75220 (the “Premises”); and
WHEREAS, the Purchaser and the Company desire that the Purchaser purchase all of the assets owned by the Company, including all assets used for the business of the Company on the Premises; and
NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements and the respective representations and warranties herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:
Article I
PURCHASE AND SALE OF THE ASSETS
Section 1.1Assets of the Company to be Transferred to Purchaser. On the Closing Date (as defined in Section 4.1 hereof), and subject to the terms and conditions set forth in this Agreement, the Company shall sell, convey, transfer and assign, or cause to be sold, conveyed, transferred and assigned to Purchaser free and clear of all liens, claims, equities, charges, options, rights of first refusal, encumbrances or other restrictions, subject only to any liens created as part of the purchase, and Purchaser shall acquire from the Company all of the tangible and intangible assets and personal property of every kind and description and wherever situated of the Business from the Company, except the Excluded Assets, as defined in Section 1.2, including but not limited to, the following personal property of the Company:
(a)all of the tangible and intangible assets and personal properties of every kind and description and wherever situated of the Business, including, without limitation, inventories, furniture, fixtures, equipment (including office and kitchen equipment), computers (subject to Section 1.2) and software, appliances, sign inserts, sound and lighting and telephone systems not incorporated into the building, telephone numbers, and other personal property of whatever kind and nature owned or leased by the Company (subject to Section 1.1(d)), installed, located, situated or used in, on, or about, or in connection with the operation, use and enjoyment of the Premises and all other items on the subject Premises and used in connection with the operation of the Business;
(b)all of the Company’s inventory of supplies, accessories and any and all other items of personal property of whatever nature, excluding all alcoholic beverages sold by the Company in the operation of the Business(the “Inventory”);
(c)all supplies (other than Inventory) and other “consumable supplies” used in connection with the operation of the Business excluding food and non-alcoholic beverages (the “Supplies”);

(d)all of the Company’s right, title, and interest, as lessee, of any and all equipment leased by the Company and located at the Premises (the “Leased Equipment”) if disclosed by Company and for which Purchaser agrees to assume payment. The Company shall cancel and/or pay for (i) any equipment lease that the Purchaser does not elect to assume payment for and the use thereof and (ii) any undisclosed equipment lease;
(e)all right, title, and interest of the Company to the use of the telephone numbers presently being used by the Business, including all rotary extensions thereto, and all advertisements in the “Yellow Pages”, “City Directory” and other social media and digital accounts such as Facebook and Instagram, and after the Closing, Purchaser shall assume all expenses for the Telephone Numbers and advertising;
(f)copies of the Company’s lists of suppliers, and any and all of books, records, papers, files, memoranda and other documents relating to or compiled in connection with the operation of the Business which are requested by Purchaser, other than those assets listed in Section 1.2(i) (the “Records”);
(g)all intellectual property of every kind owned or licensed by the Company or any rights thereto, including but not limited to common law rights, if any, to the name “Baby Dolls” or any derivative, all trademarks, tradenames, service marks, patents, copyrights, and trade secrets (collectively, the “Intellectual Property”) (provided, however, that the Intellectual Property specifically excludes the federally registered service marks “Baby Dolls Saloon,” “Baby Dolls” and “Baby Dolls Topless Saloon,” which service marks are owned by a separate entity);
(h)all licenses, rights or ownership interests held by the Company to universal resource locators (“URLs”) and internet domain names, all source code and associated files necessary to operate URLs, including but not limited to images, graphics, content of the web pages, page layouts, scripts, forms and databases, and all goodwill associated with or used in connection with the operation or business of the URLs and internet domain names; and
(i)to the extent transferable, any and all necessary permits and authorizations which are needed to conduct an adult semi-nude entertainment business serving alcoholic beverages on the Premises which the Company has the right to transfer and convey, including all other licenses, consents, authorizations, accreditations, waivers and approvals (together with all government filings pertaining thereto), however designated, established, maintained or renewed and issued evidencing or authorizing the Company, the Company’s agent(s) or nominee(s) for the purpose of engaging in the business and/or operation of an adult entertainment nightclub business, restaurant, bar, lounge, sale of liquor or any other business currently operating or capable of being operated on the Premises however characterized (collectively the “Permits”). The parties recognize that the right to operate as a Sexually Oriented Business/Adult Entertainment Establishment/Adult Cabaret requires a license (SOB License”)” that is not transferable and not being transferred or sold herein. However, the Purchaser shall within three (3) business days of the execution of this Agreement apply for a SOB License at the location of the Company and use best efforts to obtain issuance thereof. The Company will cooperate as needed with such efforts. The parties recognize that the right to sell wine beer alcohol requires a permit from the Texas Alcoholic Beverage Commission (“TABC Permit”)” that is not transferable and not being transferred or sold herein. However, the Purchaser shall within three (3) business days of the execution of this Agreement apply for a TABC Permit at the location of the Company and use best efforts to obtain issuance thereof. The Company will cooperate as needed with such efforts
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(j)All interest and future obligation in every LICENSE AND LEASE AGREEMENT the Business has with independent contractor entertainers at the Business, which are assignable by the Business and will be assigned by the Business to Purchaser and accepted by the Purchaser upon Closing (same being subject to Purchaser’s right to terminate upon thirty days written notice to any respective entertainer).
All of the items set forth in this Section 1.1 are collectively referred to as the “Purchased Assets”. Exhibit 1.1, which will be completed prior to Closing, shall list all furniture, fixtures and equipment included within the Purchased Assets.
Section 1.2Excluded Assets. Specifically excluded from the Purchased Assets are (i) the corporate seals, corporate books and minutes, corporate files, accounting, tax and financial records and records related to corporate governance of the Company; (ii) all Company bank accounts and all Company monies (including cash) on hand as of the Closing Date; (iii) all credit card receipts and ATM purchases as of the Closing Date; (iv) securities of any type, whether marketable or not; (v) prepaid expenses; (vi) all accounts or notes receivable of, or held by, the Company not generated by the business of the Company; (vii) rights to recovery, offset or refund of any kind or character, whether with respect to monies owing, insurance policies, taxes paid or otherwise, and which are not associated with the business of the Company or the Purchased Assets; (viii) the Company’s rights under or pursuant to this Agreement and the other agreements, documents, certificates and other instruments entered into or delivered in connection with this Agreement to which the Company is a party; (ix) all business insurance policies of the Company; (x) all employee benefit plans of the Company; (xi) the liquor, spirits, wine or beer inventory located at the Business (subject to Section 1.5; (xii) any permit or license issued by the Texas Alcoholic Beverage Commission; (xiii) any real estate held in fee simple by the Business and (xiv) any permit or license issued by any governmental agency related to operation by the Company or at the Premises of an Adult Entertainment Establishment or Sexually Oriented Business and (xiv) any intellectual property rights excluded in Section 1.1(g) hereof (; (hereinafter collectively referred to as the “Excluded Assets”).
Section 1.3Intent of the Parties. Although the description of the Purchased Assets in Section 1.1 is intended to be complete, in the event Section 1.1 fails to contain the description of any assets belonging to the Company which are used for the Business and are not otherwise an Excluded Asset, such assets shall nonetheless be deemed transferred to Purchaser at the Closing.
Section 1.4 Food Inventory. On date of Closing, Purchaser and the Company will conduct a physical inventory of said food and non-alcoholic beverage inventory in the Premises, at a cost price determined for said inventory and a specific and additional payment for same from Purchaser to the Company for same will be made within 30 days of closing.
Section 1.5 Liquor Inventory On date of the Closing of the transaction contemplated by this Agreement, the current the TABC permit holder must cease to sell liquor, spirits, beer, and wine (herein “liquor”) as they will no longer have a legal right to occupy the Premises. Purchaser shall acquire from the TABC permit holder the TABC permit holder’s liquor inventory present at the Premises location on the date of closing, which will require (a) an actual physical inventory of said liquor inventory to be conducted by Purchaser at close of business on day sale closes and reported to TABC before Purchaser reopens and (b) the payment within 30 days of closing for the inventory at its cost price by Purchaser to the TABC permit holder.
Article II
LIABILITIES
Section 1.1Excluded Liabilities. Purchaser shall have no obligation and is not assuming, and the Company shall retain, pay, perform, defend and discharge, all of the liabilities and obligations of every kind whatsoever related or connected to the Purchased Assets or the
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business of the Company, which liabilities existed, arose, or accrued during the periods on or prior to the Closing Date, whether disclosed or undisclosed, known or unknown on the Closing Date, direct or indirect, absolute or contingent, secured or unsecured, liquidated or unliquidated, accrued or otherwise, whether liabilities for taxes, liabilities of creditors, liabilities arising under any existing lease agreement, liabilities arising under any profit sharing, pension or other benefit under any plan of the Company, liabilities to any Governmental Agency (as hereinafter defined) or third parties, liabilities assumed or incurred by the Company by operation of law or otherwise (collectively, the “Excluded Liabilities”), including, but not limited to, (i) contractual liabilities arising or accruing from the Company or the Business or ownership of the Purchased Assets on or prior to the Closing Date, (ii) any liability with respect to the Company’s or the Business’ or ownership of any of the Purchased Assets, which liabilities existed, arose, or accrued during the period on or prior to the Closing Date, (iii) any existing litigation against the Company or the Business, (iv) any taxes owing by the Company for taxable periods or portions of taxable periods ending on or before the Closing Date, whether related to the Business, the Purchased Assets or otherwise, and any liens on the Purchased Assets relating to any such taxes, and (v) any suit, action, proceeding, claim or investigation against Purchaser Group (as hereinafter defined) which arises from or which is based upon or pertaining to the Company’s conduct or operation of the Business on or prior to the Closing Date; provided that any such liability shall only be an Excluded Liability to the extent the liability relates to the period ending on the Closing Date and, for clarity, any liability which arises from or which is based upon or pertaining to the Purchaser’s conduct or operation of the Business relating to any period ending after the Closing shall solely be a liability of the Purchaser. Nothing herein shall be interpreted to prevent the Company from contesting the validity of any of its alleged liabilities including as defined as “Excluded Liabilities” herein nor shall this agreement be construed to create a Third-Party Beneficiary related to any of the “Excluded Liabilities”. The Company retains all defenses, offsets and claims, and the right to assert same as to any and all of the “Excluded Liabilities.”
Section 1.2Assumed Liabilities. Upon the terms and subject to the conditions of this Agreement, Purchaser agrees, effective at the Closing, to assume and agrees to pay, perform and discharge only the liabilities and obligations related or connected to the Purchased Assets or the operation by Purchaser of any Business on the Premises arising or accruing after the Closing Date, other than liabilities arising out of a breach of this Agreement by the Company (collectively, the “Assumed Liabilities”), including, but not limited to, (i) contractual liabilities arising from the Business, ownership of the Purchased Assets or operation by Purchaser of any Business on the Premises after the Closing Date (provided each such contractual liability is created or assumed by the Purchaser), (ii) any litigation resulting from the use or ownership of any of the Purchased Assets that occurs subsequent to the Closing Date as a result of Purchaser’s operation of any business on the Premises, (iii) any taxes for any portion of any taxable periods or portions of taxable periods ending after the Closing Date, whether related to the Business or the Purchased Assets or Purchaser’s operation of any business on the Premises, and any liens on the Purchased Assets relating to any such taxes accruing during the period subsequent to the Closing Date, and (iv) any suit, action, proceeding, claim or investigation by any individual or Governmental Agency alleging that, during any period after the Closing Date, Purchaser, through its operation of the Business during such period or periods, misclassified entertainers. For clarity, Purchaser will only assume liabilities which arise from or which are based upon or pertain to the Purchaser’s conduct or operation of the Business or on the location of the Premises which occur after the Closing Date.
Section 1.3Taxes. The Company shall pay when due any sales, transfer, excise, or other taxes which may be imposed in any jurisdiction in connection with or arising from the sale and transfer of any of the Purchased Assets to Purchaser.
Section 1.4Bulk Sales Laws. The Company acknowledges that any applicable provisions of any tax clearance or bulk sales laws pertaining to the transactions contemplated by this Agreement are being complied with and that the Company agrees to indemnify and hold
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harmless Purchaser from and against any and all liabilities arising out of or relating to any such tax clearance or bulk sales law. Any such liability shall be an Excluded Liability.
Article III
PURCHASE PRICE FOR
THE PURCHASED ASSETS
The Purchaser shall pay to the Company for all of the Purchased Assets a total purchase price of Four Million Eight Hundred Fifty Thousand Dollars ($4,850,000.00) plus sums calculated under 1.4 herein (the “Purchase Price”), which will be payable at the Closing, as follows: (a) One Million Five Hundred Thousand Dollars ($1,500,0000) cash by wire transfer; (b) issue to the Company a 10-year promissory note (the “Promissory Note”) with a principal amount equal to Three Million Three Hundred Fifty Thousand ($3,350,000.00) Dollars, which Promissory Note will bear interest at the rate of 7% per annum and be payable, in arrears, in 120 equal monthly payments of principal and interest of $38,896.34, based on a 10-year amortization schedule, with the first payment due 30 days after Closing. The Promissory Note will be secured by a first lien on the Purchased Assets pursuant to a security agreement and the filing of a UCC financing statement and additionally the provision of an absolute, unconditional, and continuing guarantee of BD Hospitality Acquisition, Inc. and a Pledge by BD Hospitality Acquisition, Inc. of its Stock in Purchaser. Purchaser shall remain liable under 1.5 hereof.
Article IV
CLOSING
Section 1.1The Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement shall take place as soon as practicable and when agreed to by the parties, but in no event until the satisfaction or waiver of the conditions set forth in Article VIII and Article IX (excluding conditions that, by their terms, cannot be satisfied until the Closing, but subject to satisfaction or waiver of those conditions), or on such other date as the Parties may mutually agree in writing (the “Closing Date”). The Closing will take place at the office of Title Partners, 5501 LBJ Freeway, Suite 200, Dallas, Texas 75240, or at such other place as agreed upon among the parties hereto, or by electronic communications, including e-mail, portable document format, or facsimile, as the Parties may agree, on the Closing Date. Notwithstanding the foregoing, in the event the conditions to Closing have not been satisfied or waived by January 31, 2023, then the Company or Purchaser may terminate this Agreement by giving written notice to the other Parties as provided for in Section 12.2, and this Agreement will be of no further force or effect.
Section 1.2Delivery of Documents at Closing. At the Closing: (a) the Company shall deliver to Purchaser all instruments of assignment and bills of sale necessary to transfer to Purchaser good and marketable title to the Purchased Assets, free and clear of all liens, charges or encumbrances, other than Permitted Encumbrances, against delivery by Purchaser to the Company of payment in an amount equal to the Purchase Price of the Purchased Assets being purchased by Purchaser in the manner set forth herein in accordance with Article III hereof; and (b) the Company and Purchaser shall deliver the various certificates, instruments and documents (and shall take the required actions) referred to in Articles VIII and IX below.
Article V
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY
Except as set forth in the disclosure schedules accompanying this Agreement (each a “Schedule” and collectively the “Schedules”), the Company hereby represents and warrants to Purchaser as follows:
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Section 1.1Organization, Good Standing and Qualification of the Company. The Company is a Texas corporation duly organized and validly existing and in good standing under the laws of the state of Texas, has all requisite power and authority to carry on its business, and is duly qualified to transact business and is in good standing in all jurisdictions where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect to the Company.
Section 1.2Subsidiaries. The Company does not own any subsidiaries.
Section 1.3Ownership of the Purchased Assets. The Company owns all of the Purchased Assets free and clear of any liens, claims, equities, charges, options, rights of first refusal, or encumbrances, other than Permitted Encumbrances. The Company has the unrestricted right and power to transfer, convey and deliver full ownership of the Purchased Assets without the consent or agreement of any other person and without any designation, declaration or filing with any Governmental Authority. Upon the transfer of the Purchased Assets to Purchaser as contemplated herein, Purchaser will receive title thereto, free, and clear of any liens, claims, equities, charges, options, rights of first refusal, encumbrances, or other restrictions other than Permitted Encumbrances. For purposes of this Agreement, “Permitted Encumbrances” means (a) liens for taxes, assessments or government charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and which are subject to reasonable reserves, all as listed on Schedule 5.3, attached hereto; (b) those encumbrances, if any, listed on Schedule 5.3 attached hereto.
Section 1.4Authorization. All action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement and all documents related to consummate the transactions contemplated herein have been taken by the Company or will be taken prior to the Closing Date. The Company has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement, when duly executed and delivered in accordance with its terms, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, and other similar laws of general application relating to or affecting creditors’ rights and to general equitable principles.
Section 1.5No Breaches or Defaults. Except as shown on Schedule 5.5, the execution, delivery, and performance of this Agreement by the Company does not: (i) conflict with, violate, or constitute a breach of or a default under any other outstanding agreements or the charter or bylaws of the Company, (ii) result in the creation or imposition of any lien, claim, or encumbrance of any kind upon the Purchased Assets, (iii) conflict with or result in a breach or violation of, or default under, or give rise to any right of acceleration or termination of, any of the terms, conditions or provisions of any note, bond, lease, license, agreement or other instrument or obligation to which the Company is a party of by which the Company’s assets or properties are bound or (iv) require any authorization, consent, approval, exemption, or other action by or filing with any third party or Governmental Authority (as defined below) under any provision of: (a) any applicable Legal Requirement (as defined below), or (b) any credit or loan agreement, promissory note, or any other agreement or instrument to which the Company is a party or by which the Purchased Assets may be bound or affected. For purposes of this Agreement, “Governmental Authority” means any foreign governmental authority, the United States of America, any state of the United States, and any political subdivision of any of the foregoing, and any agency, department, commission, board, bureau, court, or similar entity, having jurisdiction over the parties hereto or their respective assets or properties. For purposes of this Agreement, “Legal Requirement” means any law, statute, injunction, decree, order, or judgment (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority. Provided however, any license to operate as a Sexually
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Oriented Business or sell alcoholic beverages by Purchaser in the future using the Purchased Assets must be approved by the appropriate Governmental Agency or Entity.
Section 1.6Consents. No permit, consent, approval, or authorization of, or designation, declaration or filing with, any Governmental Authority or any other person or entity is required on the part of the Company in connection with the execution and delivery by the Company of this Agreement or the consummation and performance of the transactions contemplated hereby. Provided however, any license to operate as a Sexually Oriented Business or sell alcoholic beverages by Purchaser in the future using the Purchased Assets must be approved by the appropriate Governmental Agency or Entity
Section 1.7Pending Claims. There is no claim, suit, arbitration, investigation, action, litigation or other proceeding, whether judicial, administrative or otherwise, now pending or, to the Company’s knowledge, threatened against the Company before any court, arbitration, administrative or regulatory body or any governmental agency which would reasonably be expected to result in any judgment, order, award, decree, liability or other determination which will or would reasonably be expected to have any material effect upon the Company or the Business or the transfer by the Company to Purchaser of the Purchased Assets, and there is no basis known to the Company for any such action. No litigation is pending, or, to the Company’s knowledge, threatened against the Company, which seeks to restrain or enjoin the execution and delivery of this Agreement or any of the documents referred to herein or the consummation of any of the transactions contemplated thereby or hereby. The Company is not subject to any judicial injunction or mandate or any quasi-judicial or administrative order or restriction directed to or against it or which would reasonably be expected to materially and adversely affect the Company, the Purchased Assets, the Real Property or the Business. There are however claims, suits, arbitrations, investigations, actions, litigations, or other proceedings, now pending or threatened against the Company as listed in Schedule 5.7 hereof.
Section 1.8Taxes. The Company has timely and accurately prepared and filed all federal, state, foreign and local tax returns and reports required to be filed prior to such dates by the Company and has timely paid all taxes shown on such returns as owed for the periods of such returns, including all sales taxes, and withholding or other payroll related taxes shown on such returns. The Company to the best knowledge of the Company, is not delinquent in the payment of any tax or governmental charge of any nature. The Company has no knowledge of any liability for any tax to be imposed by any taxing authorities upon the Company as of the date of this Agreement and as of the Closing that is not adequately provided for. No assessments or notices of deficiency or other communications have been received by the Company with respect to any tax return of the Company which has not been paid, discharged, or fully reserved against and no amendments or applications for refund have been filed or are planned with respect to any such return. Except as shown on Schedule 5.8, none of the federal, state, foreign and local tax returns of the Company have been audited by any taxing authority and there are no actions, suits, proceedings, audits, investigations, or claims pending. The Company has no knowledge of any additional assessments, adjustments, or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company for any period, nor of any basis for any such assessment, adjustment, or contingency. There are no agreements between the Company and any taxing authority, including, without limitation, the Internal Revenue Service, waiving or extending any statute of limitations with respect to any tax return.
Section 1.9Financial Statements. The Company has or will deliver to the Purchaser the unaudited Balance Sheets of the Company as of September 30, 2022, together with the related unaudited Statements of Income for the periods then ended (hereinafter referred to as the “Financial Statements”). Such Financial Statements are in accordance with the books and records of the Company and fairly represent in all material respects the financial position of the Company and the results of operations and changes in financial position of the Company as of the dates and for the periods indicated, in each case in conformity with income tax-basis of
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accounting principles applied on a consistent basis. Except as shown on Exhibit 5.9 and except as and to the extent reflected or reserved against in the Financial Statements, the Company, as of the date of the Financial Statements, has no material liability or obligation of any nature required to be disclosed in a balance sheet in accordance with income tax-basis of accounting principles. The Company is an accrual method taxpayer.
Section 1.10No Material Adverse Change. To the best knowledge of the Company, since the date of the Financial Statements, the Company has conducted its business in the ordinary course, consistent with past practice, and there has been no (i) change that has had or would reasonably be expected to have a material adverse effect upon the assets or business or the financial condition or other operations of the Company; (ii) acquisition or disposition of any material asset by the Company or any contract or arrangement therefore, otherwise then for fair value in the ordinary course of business; (iii) material change in the Company’s accounting principles, practices or methods; (iv) incurrence of any material indebtedness or lending of money to any person or entity; (v) acceleration, termination, modification or cancellation of any agreement, contract, lease or license (or series of related agreements, contracts, leases or licenses) involving more than $10,000 to which the Company is a party; or (vi) delay or postponement in the payment of any accounts payable or other liabilities.
Section 1.11Labor Matters. The Company is not a party or otherwise subject to any collective bargaining agreement with any labor union or association. There are no discussions, negotiations, demands or proposals that are pending or have been conducted or made with or by any labor union or association, and there are not pending or threatened against the Company any labor disputes, strikes or work stoppages. All employees, including upper management level personnel of the Business are employed at will and their employment or engagement may be terminated at will.
Section 1.12Compliance with Laws. To the knowledge of the Company, the Company is, and at all times prior to the date hereof, has been in compliance with all statutes, orders, rules, ordinances and regulations applicable to it or to the ownership of its assets or the operation of its businesses. The Company has not received any written order or written notice of any such violation or claim of violation of any such statute, order, rule, ordinance, or regulation by the Company, except as listed on Schedule 5.12. The Company owns, holds, possesses, or lawfully uses in the operation of its business all permits and licenses which are in any manner necessary or required for it to conduct its operation and business as now being conducted. Schedule 5.12 sets forth a list of all licenses and permits held by the Company used in the operation of the Business, all of which are in good standing and will be in effect as of the Closing Date, unless surrendered by the Company to effectuate this transaction. To the knowledge of the Company, no material record violations exist in respect of any such permit or license and no investigation or proceeding is pending or threatened, that would reasonably be expected to result in the suspension, revocation, modification, non-renewal, limitation or restriction of any such permits or licenses.
Section 1.13Contracts and Leases. Except as shown on Schedule 5.13, the Company does not (i) have any leases of personal property relating to the Purchased Assets, whether as lessor or lessee; (ii) have any have any contractual or other obligations relating to the Purchased Assets, whether written or oral; and (iii) have given any power of attorney to any person or organization for any purpose relating to the Purchased Assets or business of the Company or the Business. The Company operates its adult entertainment cabaret located at the Premises under an existing lease agreement. The Company shall make available to Purchaser prior to the Closing Date each and every written contract, lease or other document relating to the Purchased Assets of the Company to which it is subject or is a party or a beneficiary. To the Company’s knowledge, such contracts, leases or other documents are valid and in full force and effect according to their terms and constitute legal, valid and binding obligations of the Company and the other respective parties thereto and are enforceable in accordance with their terms, except as may be limited by
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bankruptcy, insolvency, reorganization, and other similar laws of general application relating to or affecting creditors’ rights and to general equitable principles. The Company has no knowledge of any default or breach under such contracts, leases, or other documents or of any pending or threatened claims under any such contracts, leases, or other documents, except as listed on Schedule 5.13. Neither the execution of this Agreement, nor the consummation of all or any of the transactions contemplated under this Agreement, will constitute a breach or default under any such contracts, leases or other documents which would have a material adverse effect on the financial condition of the Company or the operation of the Business after the Closing.
Section 1.14No Pending Transactions. Except for the transactions contemplated by this Agreement, the Company is not a party to or bound by or the subject of any agreement, undertaking, commitment or discussions or negotiations with any person that would reasonably be expected to result in: (i) the sale, merger, consolidation or recapitalization of the Company; (ii) the sale of any of the Purchased Assets of the Company (other than in the ordinary course of its business); (iii) the sale of any outstanding capital stock of the Company; (iv) the acquisition by the Company of any operating business or the capital stock of any other person or entity; (v) the borrowing of money; (vi) any agreement with any of the respective officers, managers or affiliates of the Company; or (vii) the expenditure of more than $10,000 or the performance by the Company extending for a period more than one year from the date hereof.
Section 1.15Material Agreements; Action. Except as shown on Schedule 5.15 and except for the transactions contemplated by this Agreement, there are no contracts, agreements, commitments, understandings or proposed transactions, whether written or oral, to which the Company is a party or by which it is bound that involve or relate to (i) any of the respective officers, directors, stockholder or partners of the Company or (ii) covenants of the Company not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with the Company in any line of business or in any geographical area.
Section 1.16Environmental Matters. To the best knowledge of the Company, the Company has conducted its Business in compliance with all Environmental Laws (as hereinafter defined), except for any such instance of non-compliance that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Purchased Assets. The Company is in compliance with all Permits required under applicable Environmental Laws, except where the absence of, or the failure to be in compliance with, any such Permit would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Business. There are no written claims, notices of violation or any other actions, investigations or proceedings pending or threatened against the Company alleging violations of or liability under any Environmental Law. To the best knowledge of the Company, there has been no release of Hazardous Materials at, on, under or from the property currently or formerly owned, leased or operated by the Company, and no property currently or formerly owned, leased, or operated by the Company, has been contaminated by the Company or to the knowledge of the Company, by any third-party, with any Hazardous Materials and no third-party site has been contaminated by the Company. The Company is not subject to any order, decree, injunction or other agreement with any Governmental Authority or any indemnity or other agreement with any other Person relating to liability under any Environmental Law. “Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 1201 et seq., the Clean Water Act, 33 U.S.C. § 1321 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., and any other federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health, natural resources or the environment. “Hazardous Materials” means any substance, material or waste that is listed, classified, or regulated by a Governmental Authority as a “toxic substance”, “hazardous substance”, “solid waste” or “hazardous material” or words of similar meaning or effect or otherwise regulated for potentially harmful effects to
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human health or the environment by any Governmental Authority, including petroleum and petroleum products.
Section 1.17Insurance Policies. Copies of all insurance policies maintained by the Company relating to the operation of the Business will be made available to Purchaser. All such insurance policies are in full force and effect and all premiums due thereon have been paid and will be paid through the Closing.
Section 1.18No Default. To the best knowledge of the Company, the Company is not in default under any term or condition of any instrument evidencing, creating, or securing any indebtedness of the Company, under any other contract, lease, agreement, commitment or undertaking to which the Company is a party or by which it or its assets or properties are bound.
Section 1.19Books and Records. The books of account, minute books, stock record books and other records of the Company, all of which have been made available to Purchaser, are accurate and complete in all material respects and have been maintained in accordance with sound business practices.
Section 1.20Certificates. All certificates of occupancy, licenses, permits, authorizations, and approvals required by law or by any governmental authority having jurisdiction over the Premises have been obtained and are in full force and effect unless listed on schedule 5.7 hereof.
Section 1.21Disclosure. To the best of the Company’s knowledge, no representation or warranty of the Company contained in this Agreement (including the exhibits hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.
Section 1.22Brokerage Commission. No broker or finder has acted on behalf of the Company or any of its affiliates in connection with this Agreement or in the transactions contemplated hereby and no person is entitled to any brokerage or finder’s fee or compensation in respect thereto based in any way on agreements, arrangements or understandings made by or on behalf of the Company.
Article VI
REPRESENTATIONS AND WARRANTIES
OF PURCHASER
The Purchaser hereby represents and warrants to the Company as follows:
Section 1.1Organization, Good Standing and Qualification of the Purchaser. The Purchaser (i) is an entity duly organized, validly existing and in good standing under the laws of the state of Texas, (ii) has all requisite power and authority to carry on its business, and (iii) is duly qualified to transact business and is in good standing in all jurisdictions where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect to the Purchaser.
Section 1.2Authorization. All action on the part of the Purchaser necessary for the authorization, execution, delivery and performance of this Agreement and all documents related to consummate the transactions contemplated herein has been taken by the Purchaser or will be taken prior to the Closing Date. The Purchaser has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement, when duly executed and delivered in
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accordance with its terms, will constitute a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, and other similar laws of general application relating to or affecting creditors’ rights and to general equitable principles.
Section 1.3No Breaches or Defaults. The execution, delivery, and performance of this Agreement by Purchaser does not: (i) conflict with, violate, or constitute a breach of or a default under or (ii) require any authorization, consent, approval, exemption, or other action by or filing with any third party or Governmental Authority under any provision of: (a) any applicable Legal Requirement, or (b) any credit or loan agreement, promissory note, or any other agreement or instrument to which Purchaser is a party.
Section 1.4Consents. No permit, consent, approval, or authorization of, or designation, declaration or filing with, any Governmental Authority or any other person or entity is required on the part of Purchaser in connection with the execution and delivery by Purchaser of this Agreement or the consummation and performance of the transactions contemplated hereby.
Section 1.5Brokerage Commission. No broker or finder has acted on behalf of the Purchaser in connection with this Agreement or in the transactions contemplated hereby and no person is entitled to any brokerage or finder’s fee or compensation in respect thereto based in any way on agreements, arrangements or understandings made by or on behalf of the Purchaser.
Section 1.6Disclosure. To the best of Purchaser’s knowledge, no representation or warranty of Purchaser contained in this Agreement (including the exhibits hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.
Article VII
COVENANTS OF THE COMPANY
Section 1.1Stand Still. To induce Purchaser to proceed with this Agreement, the Company agrees that until the Closing Date or the termination of this Agreement, neither the Company nor any representative of the Company will offer to sell or solicit any offer to purchase or engage in any discussions or activities of any nature whatsoever, directly or indirectly, involving in any manner the actual or potential sale, transfer, merger, corporate reorganization of the Company, or the sale, transfer, encumbrance, pledge, collateralization or hypothecation of any assets of the Company or the Business. The Company hereby agrees to advise the Purchaser of any contact from any third party regarding the acquisition or other investment in the Company or the Business, or of any contact which would relate to the transactions contemplated by this Agreement.
Section 1.2Access; Due Diligence. Between the date of this Agreement and the Closing Date, the Company shall, subject to the Parties previous Non-Disclosure Agreement (a) provide Purchaser and their authorized representatives reasonable access to the Premises and all offices and other facilities and properties of the Company, and to the books and records of the Company, and the Business; (b) permit the Purchaser to make inspections thereof; and (c) cause the officers and advisors of the Company and the Business to furnish the Purchaser with such financial and operating data and other information with respect to the business and properties and to discuss such information with the Purchaser, as the Purchaser may from time to time reasonably request.
Section 1.3Taxes. The Company shall file or cause to be filed all tax returns required to be filed by the Company, prepared in a manner consistent with past practice and timely pay all
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taxes due and payable. The Company shall not (a) change any method of accounting of the Company for tax purposes; (b) enter into any agreement with any Governmental Authority with respect to any tax or tax returns of the Company; (c) change an accounting period of the Company with respect to any tax; (d) make, change or revoke any election with respect to taxes; or (e) extend or waive the applicable statute of limitations with respect to any taxes.
Section 1.4Conduct of Business. From the date of the execution hereof until the Closing Date, the Company shall operate itself and the Business in the ordinary course consistent with past practices, and:
(a)The Company will not authorize, declare, pay, or effect any dividends or liquidate or distribute any common stock or other equity interest or undertake any direct or indirect redemption, purchase, or other acquisition of any equity interest;
(b)The Company will not make any changes in its condition (financial or otherwise), liabilities, assets, or business or in any of its business relationships, including relationships with suppliers or customers, that, when considered individually or in the aggregate, would reasonably be expected to have a material adverse effect on it;
(c)The Company will not increase the salary or other compensation payable or to become payable by it to any employee, or the declaration, payment, or commitment or obligation of any kind for the payment by it of a bonus or other additional salary or compensation to any such person except in the normal course of business, consistent with its past practices;
(d)The Company will not sell, lease, transfer or assign any of their assets, tangible or intangible, other than inventory for a fair consideration, in the ordinary course of business;
(e)The Company will not accelerate, terminate, modify, or cancel any agreement, contract, lease, or license (or series of related agreements, contracts, leases and licenses) involving more than $10,000, either individually or in the aggregate, to which it is a party, other than in the ordinary course of business, absent the consent of Purchaser;
(f)The Company will not make any loans to any person or entity, or guarantee any loan, absent the consent of Purchaser;
(g)The Company will not waive or release any right or claim held by it, absent the consent of Purchaser;
(h)The Company will operate its business in the ordinary course and consistent with past practices so as to preserve its business organization intact, to retain the services of their employees and to preserve their goodwill and relationships with suppliers, creditors, customers, and others having business relationships with them;
(i)The Company will not issue any note, bond or other debt security or create, incur, or assume, or guarantee any indebtedness for borrowed money or capitalized lease obligations;
(j)The Company will not delay or postpone the payment of accounts payable and other liabilities outside the ordinary course of business;
(k)The Company will not make any change in any method, practice, or principle of accounting involving its business or assets;
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(l)The Company will not issue, sell, or otherwise dispose of any of its capital stock or create, sell, or dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale, or disposition of any of its equity interests;
(m)The Company will not reclassify, split up or otherwise change any of its common stock or capital structure;
(n)The Company will not be a party to any merger, consolidation, or other business combination; and
(o)The Company shall perform in all material respects all of its obligations under material contracts, leases and other documents relating to or affecting any of its assets, property or its business.
Nothing herein shall be deemed to prevent the Company from fulfilling current existing obligations and obligations incurred in the normal course of business until Closing.
Article VIII
CONDITIONS TO CLOSING OF
THE COMPANY
Each obligation of the Company to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in this Article VIII, except to the extent that such satisfaction is waived by the Company in writing:
Section 1.1Representations and Warranties Correct. The representations and warranties made by Purchaser contained in this Agreement will be true and correct in all material respects as of the Closing Date.
Section 1.2Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by Purchaser on or prior to the Closing Date will have been performed or complied with in all material respects.
Section 1.3Delivery of Certificate. Purchaser shall provide to the Company certificates, dated the Closing Date, and signed by its President, to the effect set forth in Section 8.1 and 8.2 for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions.
Section 1.4Payment of Purchase Price. Purchaser shall have tendered the Purchase Price as referenced in Article III to the Company concurrently with the Closing.
Section 1.5Corporate Resolutions. Purchaser shall provide corporate resolutions of the Board of Directors which approve the transactions contemplated herein and authorize the execution, delivery and performance of this Agreement and the documents referred to herein to which it is or is to be a party dated as of the Closing Date.
Section 1.6Absence of Proceedings. No action, suit or proceeding by or before any court or any governmental or regulatory authority shall have been commenced and no investigation by any governmental or regulatory authority shall have been commenced seeking to restrain, prevent or challenge the transactions contemplated hereby or seeking judgments against Purchaser.
Section 1.7Consents; Status of Permits and Licenses. Purchaser shall have obtained all necessary permits and other authorizations, whether city, county, state or federal, which may
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be needed to operate an establishment serving liquor and providing live female adult semi-nude entertainment on the Premises, and all such permits and authorizations shall be in good order, without any administrative actions pending or concluded that may challenge or present an obstacle to the serving of liquor and to the continued performance of live female adult semi-nude entertainment at the Business, without any interruption.
Article IX
CONDITIONS TO CLOSING OF
PURCHASER
Each obligation of Purchaser to be performed on the Closing Date will be subject to the satisfaction of each of the conditions stated in this Article IX, except to the extent that such satisfaction is waived by Purchaser in writing.
Section 1.1Representations and Warranties Correct. The representations and warranties made by the Company shall be true and correct in all material respects as of the Closing Date.
Section 1.2Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date will have been performed or complied with in all material respects.
Section 1.3Delivery of Certificate. The Company will provide to Purchaser certificates, dated the Closing Date, and signed by the President of the Company to the effect set forth in Section 9.1 and 9.2 for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions.
Section 1.4Delivery of Purchased Assets. The Company shall have delivered all instruments of assignment and bills of sale necessary to transfer to Purchaser good and marketable title to the Purchased Assets, free and clear of all encumbrances (except Permitted Encumbrances) in form and substance satisfactory to the Purchaser.
Section 1.5Corporate Resolutions. The Company shall provide to Purchaser resolutions of its board of directors and shareholders, which approve all of the transactions contemplated herein and authorizes the execution, delivery and performance of this Agreement and the documents referred to herein to which it is or is to be a party dated as of the Closing Date.
Section 1.6Consents; Status of Permits and Licenses. Purchaser shall possess all necessary permits and other authorizations, whether city, county, state or federal, which may be needed to operate an establishment serving liquor and providing live female adult semi-nude entertainment on the Premises, and all such permits and authorizations shall be in good order, without any administrative actions pending or concluded that may challenge or present an obstacle to the serving of liquor and to the continued performance of live female adult semi-nude entertainment at the Business, without any interruption.
Section 1.7Financial Records. The financial records of the Business shall be maintained and exist in such a manner as to allow for a certified audit as determined by the Purchaser.
Section 1.8Absence of Proceedings. No action, suit or proceeding by or before any court or any governmental or regulatory authority will have been commenced and no investigation by any governmental or regulatory authority will have been commenced seeking to restrain, prevent or challenge the transactions contemplated hereby or seeking judgments against the Company or any of its assets.
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Article X
CLOSING ADJUSTMENTS
    The Company and the Purchaser agree that there shall be an adjustment made within 90 days of the Closing Date to adjust for any Excluded Assets and/or Excluded Liabilities that are found to exist as of the Closing Date, as such Excluded Assets or Excluded Liabilities may relate to the Purchased Assets or the Business, so that the Company shall be responsible and liable to the Purchaser for the liabilities of the Company that exist as of the Closing Date, less a credit for any miscellaneous cash on hand (for clarity, the Parties intend that cash on hand at Closing will be zero), credit card receivables or pro rata portion of pre-paid items.
Article XI
INDEMNIFICATION
Section 1.1Indemnification from the Company. The Company hereby agrees to and shall indemnify, defend (with legal counsel reasonably acceptable to Purchaser), and hold Purchaser, its officers, directors, shareholders, employees, affiliates, parent, agents, legal counsel, successors and assigns (collectively, the “Purchaser Group”) harmless from and against any and all actions, suits, claims, debts, liabilities, obligations, losses, damages, costs, expenses, penalties or injury (including reasonable attorneys’ fees and costs of any suit related thereto) (collectively, “Losses”), whether arising from a direct (or first-party) claim or a third-party claim, suffered or incurred by any of the Purchaser Group arising from: (a) any breach of any representation or warranty of the Company contained in this Agreement, or any exhibit, certificate, or other instrument furnished or to be furnished by the Company hereunder; (b) any breach or nonfulfillment of any covenant or agreement on the part of the Company under this Agreement; or (c) any Excluded Liability.
Section 1.2Indemnification from Purchaser. Purchaser agrees to and shall indemnify, defend (with legal counsel reasonably acceptable to the Company) and hold the Company and its officers, directors, affiliates, agents, legal counsel, successors and assigns (collectively, the “Company Group”) harmless from and against any and all Losses, whether arising from a direct (or first party) claim or a third-party claim, suffered or incurred by any of Company Group, arising from (a) any breach of any representation or warranty of Purchaser contained in this Agreement or any exhibit, certificate, or other agreement or instrument furnished or to be furnished by Purchaser hereunder; (b) any breach or nonfulfillment of any covenant or agreement on the part of Purchaser under this Agreement; or (c) any Assumed Liability.
Section 1.3 Defense of Claims. If any lawsuit enforcement action or any attempt to collect on an alleged liability is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the Indemnitor within ten (10) business days after receipt of notice or other date by which action must be taken; provided that the failure of any Indemnitee to give timely notice shall not affect rights to indemnification hereunder except to the extent that the Indemnitor demonstrates damage caused by such failure. After such notice, the Indemnitor shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the Indemnitor’s cost, risk and expense; and such Indemnitee shall cooperate in all reasonable respects, at its cost, risk and expense, with the Indemnitor and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the Indemnitee may, at its own cost, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom, but the fees and expenses of its legal counsel shall be at the expense of the Indemnitee, except to the extent that (i) the employment thereof has been specifically authorized by the Indemnitor in writing, (ii) the Indemnitor has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict of any material issue between the position of the Indemnitor and the position of
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such Indemnitee, in which case the Indemnitor shall be responsible for the reasonable fees and expenses of no more than one separate legal counsel. The Indemnitor shall not, without the prior written consent of the Indemnitee, effect any settlement of any proceeding in respect of which any Indemnitee is a party and indemnity has been sought hereunder unless such settlement of a claim, investigation, suit, or other proceeding only involves a remedy for the payment of money by the Indemnitor and includes an unconditional release of such Indemnitee from all liability on claims that are the subject matter of such proceeding.
Section 1.4Default of Indemnification Obligation. If an entity or individual having an indemnification, defense and hold harmless obligation, as above provided, shall fail to assume such obligation, then the party or entities or both, as the case may be, to whom such indemnification, defense and hold harmless obligation is due shall have the right, but not the obligation, to assume and maintain such defense (including reasonable counsel fees and costs of any suit related thereto) and to make any settlement or pay any judgment or verdict as the individual or entities deem necessary or appropriate in such individuals or entities absolute sole discretion and to charge the cost of any such settlement, payment, expense and costs, including reasonable attorneys’ fees, to the entity or individual that had the obligation to provide such indemnification, defense and hold harmless obligation and same shall constitute an additional obligation of the entity or of the individual or both, as the case may be.
Section 1.5Survival of Representations and Warranties. The respective representations, warranties and indemnities given by the parties to each other pursuant to this Agreement shall survive the Closing for a period ending 24 months from the Closing Date (“Survival Date”). Notwithstanding anything to the contrary contained herein, no claim for indemnification may be made against the party required to indemnify (the “Indemnitor”) under this Agreement unless the party entitled to indemnification (the “Indemnitee”) shall have given the Indemnitor written notice of such claim as provided herein on or before the Survival Date. Any claim for which notice has been given prior to the expiration of the Survival Date shall not be barred hereunder.
Section 1.6Right to Offset. In the event that the Purchaser is entitled to indemnification in accordance with this Article XI, including the payment by the Purchaser of any debts or liabilities resulting from the purchase of the Purchased Assets which were incurred prior to the Closing Date, then Purchaser shall have the right to offset any such amount from any obligations that are then due and payable to the Company by the Purchaser.
Article XII
MISCELLANEOUS
Section 1.1Amendment; Waiver. Neither this Agreement nor any provision hereof may be amended, modified, or supplemented unless in writing, executed by all the parties hereto. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power, or remedy.
Section 1.2Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in Person or sent by registered or certified mail (return receipt requested) or nationally recognized overnight delivery service, postage pre-paid, or electronic mail, provided that any notice sent by electronic mail must include a reference to this Section 12.2 to be effective, addressed as follows, or to such other address as such party may notify to the other parties in writing:
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(a)    If to the Company:        TTNA, Inc.
                    Attn: Charles J. Quaid
                % Quaid Farish, LLC.
                8150 N. Central Exp., Ste 600
                Dallas, Texas 75206
Email: cquaid@quaidfarish.com

with a copy to:            Charles J. Quaid
                Quaid Farish, LLC.
                8150 N. Central Exp., Ste 600
                Dallas, Texas 75206
                Email: cquaid@quaidfarish.com

(b)    If to the Purchaser:        ST Dining Services, Inc.
                Attn: Travis Reese, President
                10737 Cutten Road
                Houston, Texas 77066
                Email: eric@rcihh.com

    with a copy to:                Robert D. Axelrod
                        Axelrod & Smith
                        1502 Augusta Drive, Suite 320
                        Houston, Texas 77057
                        Email: rdaxel@asklawhou.com

A notice or communication will be effective (i) if delivered in Person, by electronic mail, or by overnight courier, on the business day it is delivered and (ii) if sent by registered or certified mail, three (3) business days after dispatch. In the event either party delivers a notice by electronic mail, such party agrees to deposit the original notice in a post office, branch office post office, or mail depository maintained by the U.S. Postal Service postage prepaid and addressed as set forth above.
Section 1.3Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
Section 1.4Assignment; Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto. No party hereto may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other parties hereto, which consent will not be unreasonably withheld.
Section 1.5Public Announcements. The parties hereto agree that prior to making any public announcement or statement with respect to the transactions contemplated by this Agreement, the party desiring to make such public announcement or statement shall advise the other parties hereto and exercise their best efforts to agree upon the text of a public announcement or statement to be made by the party desiring to make such public announcement; provided, however, that if any party hereto is required by law to make such public announcement or statement, then such announcement or statement may be made without the approval of the other parties, provided that such party will advise the other parties hereto.
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Section 1.6Entire Agreement. This Agreement, the Cooperation Agreement of this date required of Seller by Buyer and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede and cancel all prior representations, alleged warranties, statements, negotiations, undertakings, letters, acceptances, understandings, contracts and communications, whether verbal or written among the parties hereto and thereto or their respective agents with respect to or in connection with the subject matter hereof.
Section 1.7Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Texas, without regard to principles of conflict of laws. In any action between or among any of the parties, whether arising out of this Agreement or otherwise, each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in Dallas County, Texas.
Section 1.8Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.
Section 1.9Costs and Expenses. Each party shall pay their own respective fees, costs and disbursements incurred in connection with the negotiation and execution of this Agreement and the other agreements contemplated hereby, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby.
Section 1.10Section Headings. The section and subsection headings in this Agreement are used solely for convenience of reference, do not constitute a part of this Agreement, and shall not affect its interpretation.
Section 1.11No Third-Party Beneficiaries. Nothing in this Agreement will confer any third party beneficiary or other rights upon any person (specifically including any employees of The Company) or any entity that is not a party to this Agreement.
Section 1.12Further Assurances. Each party covenants that at any time, and from time to time, after the Closing Date, it will execute such additional instruments and take such actions as may be reasonably be requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.
Section 1.13Exhibits Not Attached. Any exhibits not attached hereto on the date of execution of this Agreement shall be deemed to be and shall become a part of this Agreement as if executed on the date hereof upon each of the parties initialing and dating each such exhibit, upon their respective acceptance of its terms, conditions and/or form.
Section 1.14Termination of Agreement. This Agreement shall terminate and be of no force and effect and all other agreements executed herewith shall be of no force and effect if: (i) the transactions contemplated by this Agreement are not consummated on or before January 31, 2023, unless all of the parties hereto agree in writing to extend the Agreement or (ii) all of the parties agree in writing to terminate this Agreement sooner.
Section 1.15Attorney Review - Construction. In connection with the negotiation and drafting of this Agreement, the parties represent and warrant to each other that they have had the opportunity to be advised by attorneys of their own choice and, therefore, the normal rule of
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construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.
Section 1.16Gender. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender and the singular shall include the plural and vice versa, wherever appropriate.
[SIGNATURES APPEAR ON THE FOLLOWING PAGE.]
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    IN WITNESS WHEREOF, the undersigned have executed this Asset Purchase Agreement to become effective as of the date first set forth above.

ST DINING SERVICES, INC.

By:___/s/ Travis Reese______________________
    Travis Reese, President

TTNA, INC.

By:_____/s/ Steven William Craft_____________
    Steven William Craft, President

Signature page to Asset Purchase Agreement

EXHIBIT 1.1

Purchased Assets

Item	Quantity	Item	Quantity

Schedule 5.3

    None

Schedule 5.5

    None

Schedule 5.7

    Gilbert Sotero, as the Representative of the Estate of Stephanie Sotero Hernandez, Eduviges Chapa III as Next friend of A.C.C., a minor, and Ivan Hernandez, Individually and as Representative of the Estate of Stephanie Sotero Hernandez, Deceased v. Baby Dolls Topless Saloons, Inc., Burch Management Company, Inc., BDS Restaurant, Inc. and TTNA, Inc. Defendants. Dram Shop with Insurance in place. Arbitration compelled by Texas Supreme Court. Arbitration pending

    DOL/FLSA Audit (W2 workers) Settled Nov 2022 payments to be made per settlement on or before December 30, 2022.

Schedule 5.8

    None

    Schedule/Exhibit 5.9

    None

Schedule 5.12

    See Schedule 5.7

Schedule 5.13

To be Provided before Closing
Schedule 5.15

    None